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                                                                   EXHIBIT 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-effective Amendment No. 1 to Form S-4/S-8 Registration Statement of CMGI, Inc. of our report, dated June 17, 1997, except for Note 6, for which the date is June 9, 1999, relating to the financial statements of Shopping.com which appear in the Form 8-K of CMGI, Inc. dated June 29, 1999. We also consent to the reference to our Firm under the caption "Experts" in the prospectus, which is part of this Registration Statement.

                            /s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
                            SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

                            Los Angeles, California
                            March __, 2000